Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

The Jean Coutu Group (PJC) USA, Inc.

We have audited the accompanying consolidated balance sheets of The Jean Coutu Group (PJC) USA, Inc. (a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc.) and subsidiaries (the “Company”) as of June 2, 2007 and May 27, 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three fiscal years in the period ended June 2, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 2, 2007 and May 27, 2006, and the results of its operations and its cash flows for each of the three fiscal years in the period ended June 2, 2007, in conformity with accounting principles generally accepted in the United States of America.

As described in Notes 12 and 18, the consolidated financial statements include significant financing transactions with The Jean Coutu Group (PJC) Inc. and certain allocations of expenses and may not necessarily be indicative of the financial position, results of operations, or cash flows that would have resulted if the Company had been operated as an unaffiliated company.

August 30, 2007

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 2, 2007 AND MAY 27, 2006

	June 2, 2007	May 27, 2006
Assets
CURRENT ASSETS:
Cash and cash equivalents	$25,868	$110,702
Accounts receivable — net	411,792	415,869
Merchandise inventories	1,520,268	1,561,092
Receivable from affiliates	19,262	55,629
Assets held for sale	1,595	2,869
Prepaid expenses	61,584	38,391
Total current assets	2,040,369	2,184,552
RECEIVABLE FROM AFFILIATES	268,538	254,989
PROPERTY AND EQUIPMENT — Net	1,035,552	1,113,898
INTANGIBLE ASSETS — Net	642,919	689,438
GOODWILL	858,690	858,690
OTHER LONG-TERM ASSETS	5,933	4,358
TOTAL	$4,852,001	$5,105,925
LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$569,582	$572,502
Accrued liabilities	296,269	319,367
Income taxes payable	20,158	1,708
Deferred income taxes	101,535	117,168
Liabilities due to affiliates	137,770	155,204
Current portion of long-term debt	10,971	9,040
Total current liabilities	1,136,285	1,174,989
LONG-TERM DEBT DUE TO AFFILIATES	3,067,122	3,017,184
LONG-TERM DEBT	11,388	5,262
DEFERRED INCOME TAXES	59,384	161,943
OTHER LONG-TERM LIABILITIES	199,704	209,627
SHAREHOLDER’S EQUITY:
Preferred stock, $1.00 par value - authorized, issued and outstanding, 3,000 shares (liquidation preference of $6,150)	6,150	6,150
Common stock, $1.00 par value - authorized, 147,000 shares; issued and outstanding, 236 shares	1	1
Additional paid-in capital	607,703	607,352
Accumulated deficit	(235,589)	(76,436)
Treasury stock — at cost (50 shares)	(147)	(147)
Total shareholder’s equity	378,118	536,920
TOTAL	$4,852,001	$5,105,925

See notes to consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL YEARS ENDED JUNE 2, 2007, MAY 27, 2006, AND MAY 28, 2005
(In thousands)

	2007 (53 weeks)	2006 (52 weeks)	2005 (52 weeks)

SALES	$9,772,500	$9,495,858	$8,200,445
COSTS AND EXPENSES:
Cost of goods sold (exclusive of depreciation shown below)	7,348,364	7,172,366	6,227,045
Selling, general and administrative (exclusive of depreciation shown below)	2,164,655	2,030,766	1,686,458
Depreciation and amortization	221,345	215,804	184,854

Operating income	38,136	76,922	102,088

OTHER EXPENSES (INCOME) — Net:
Interest expense	289,578	274,692	208,648
Foreign currency losses (gains)	16,362	12,670	(18,208)
Interest income	(7,471)	(5,964)	(1,310)

	298,469	281,398	189,130

LOSS BEFORE INCOME TAXES	(260,333)	(204,476)	(87,042)

INCOME TAX BENEFIT	(101,513)	(76,893)	(32,616)

NET LOSS	$(158,820)	$(127,583)	$(54,426)

See notes to consolidated financial statements

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDER’S EQUITY
FOR THE FISCAL YEARS ENDED JUNE 2, 2007, MAY 27, 2006, AND MAY 28, 2005
(In thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Treasury Stock	Total

BALANCE — May 29, 2004	$6,150	$1	$67,721	$105,931	$(147)	$179,656
Dividends paid				(127)		(127)
Issuance of common stock			539,188			539,188
Tax benefit of employee option exercises of Parent Company stock			380			380
Net loss				(54,426)		(54,426)

BALANCE — May 28, 2005	6,150	1	607,289	51,378	(147)	664,671
Dividends paid				(231)		(231)
Tax benefit of employee option exercises of Parent Company stock			63			63
Net loss				(127,583)		(127,583)

BALANCE — May 27, 2006	6,150	1	607,352	(76,436)	(147)	536,920
Dividends paid				(333)		(333)
Tax benefit of employee option exercises of Parent Company stock			351			351
Net loss				(158,820)		(158,820)

BALANCE — June 2, 2007	$6,150	$1	$607,703	$(235,589)	$(147)	$378,118

See notes to consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED JUNE 2, 2007, MAY 27, 2006, AND MAY 28, 2005
(In thousands)

	2007 (53 weeks)	2006 (52 weeks)	2005 (52 weeks)
OPERATING ACTIVITIES:
Net loss	$(158,820)	$(127,583)	$(54,426)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	221,345	215,804	184,854
Loss on impairment and disposal of property and equipment	16,743	5,729	1,759
Loss (gain) on sale of prescription files	365	(7,691)	(722)
Deferred income taxes	(118,192)	(61,035)	(61,279)
Unrealized foreign exchange losses (gains)	30,140	14,371	(19,175)
Tax benefit on Parent Company options	351	63	380
Other non-cash items	280	1,089	3,401
Changes in operating assets and liabilities:
Accounts receivable — net	4,076	21,663	(26,895)
Intercompany receivable and payable	(19,393)	(7)	75,171
Merchandise inventory	40,824	20,128	(46,650)
Prepaid expenses	(23,193)	146	24,086
Income taxes receivable and payable	18,451	(23,643)	25,370
Accounts payable and accrued liabilities	(14,927)	(46,365)	744
Other assets and liabilities	(16,225)	(28,334)	(9,019)
Net cash from operating activities	(18,175)	(15,665)	97,599
INVESTING ACTIVITIES:
Acquisitions of Eckerd drugstores, net of cash acquired			(2,491,813)
Purchase of property and equipment	(100,644)	(124,064)	(162,272)
Proceeds from sale of property and equipment	905	1,153	1,595
Purchase of intangible assets	(2,070)	(10,859)	(4,840)
Proceeds from sale of intangible assets	1,020	8,674	435
Proceeds from sale of assets held for sale	977	30,228	6,199
Net cash from investing activities	(99,812)	(94,868)	(2,650,696)
FINANCING ACTIVITIES:
Proceeds from advances from affiliates — net	132,000	187,000	80,000
Repayment of notes payable to affiliates	(87,426)	(48,112)	(555,227)
Payment on capital lease obligations	(11,088)	(8,071)	(19,589)
Issuance of common stock			539,188
Issuance of redeemable preferred stock			1,574,200
Proceeds from issuance of notes payable to affiliates			1,022,527
Net repayment on line-of-credit agreement			(15,000)
Dividends paid	(333)	(231)	(127)
Net cash from financing activities	33,153	130,586	2,625,972
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(84,834)	20,053	72,875
CASH AND CASH EQUIVALENTS:
Beginning of year	110,702	90,649	17,774
End of year	$25,868	$110,702	$90,649

See notes to consolidated financial statements.

THE JEAN COUTU GROUP (PJC) USA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 2, 2007 AND MAY 27, 2006, AND FOR EACH OF THE THREE FISCAL YEARS IN PERIOD ENDED JUNE 2, 2007 (In thousands, except share amounts)

1.            DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business — The Jean Coutu Group (PJC) USA, Inc. (“Jean Coutu USA”) is a wholly owned subsidiary of The Jean Coutu Group (PJC) Inc. (the “Parent Company”).  The consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in United States of America, include the accounts of Jean Coutu USA and its subsidiaries, referred to as the “Company”.

On July 31, 2004, the Company acquired the stock of various indirect subsidiaries of J.C. Penney Company, Inc. operating a portion of the Eckerd drugstore business (the “Eckerd Acquisition”).  The acquired drugstore business is located in the northeastern, mid-Atlantic and southeastern United States (the “Northern Operations”).  The Northern Operations consisted of over 1,500 retail stores, six distribution centers, the Eckerd trade name and other related assets.

The Company operates a network comprising of 1,854 drugstores as of June 2, 2007, located in 18 states of the northeastern, mid-Atlantic and southeastern United States.  The Company conducts business under the trade names Brooks Pharmacy and Eckerd Pharmacy.  The Company’s drugstores’ primary business is pharmacy services and the Company’s operations consist solely of the retail drug segment.

The Company’s long-term financing since the Eckerd Acquisition has been provided in the form of borrowings from the Parent Company (see Note 12).

Financial Statements Presentation — The Company’s fiscal year ends on the Saturday closest to May 31.  Fiscal year 2007 consisted of 53 weeks, whereas the fiscal years ended May 27, 2006 and May 28, 2005, both consisted of 52 weeks.

Basis of Consolidation — The consolidated financial statements include the accounts of the Company and all its subsidiaries.  All inter-company transactions and balances have been eliminated in consolidation.

These consolidated financial statements were prepared from the separate records maintained by the Company, which include significant financing transactions with the Parent Company and certain allocations of expenses and may not necessarily be indicative of the financial position, results of operations, or cash flows that would have resulted if the company had been operated as an unaffiliated company (see Notes 12 and 18).

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions.  These may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements.  They may also affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

The most significant areas requiring the use of management estimates relate to: inventory valuation, valuation of long-term assets, and reserves and allowances, specifically those related to stores closures, workers’ compensation and general liability insurance, receivables and income taxes.

Revenue Recognition — For all sales, other than third-party pharmacy sales, the Company recognizes revenue from the sale of merchandise at the time the merchandise is sold.  For third-party pharmacy sales, revenue is recognized at the time the prescription is filled, adjusted by an estimate for those prescriptions that have not yet been claimed by customers at the end of the period.  Customer returns are immaterial.

Subsequent to the Eckerd Acquisition, the Company conformed certain of its revenue accounting policies with those of the acquired business.  The revenue for prescriptions filled but not yet picked up by the customer is no longer recognized.  The change decreased fiscal 2005 revenue by $4,406; the impact on the fiscal 2005 net loss was insignificant.

Cost of Goods Sold — Cost of goods sold includes the following: the cost of inventory sold during the period, including related vendor rebates and allowances, inventory shrink costs, and warehousing costs which include distribution payroll and benefit costs, distribution center occupancy costs, and delivery expenses to the stores.

Significant Concentrations — The Company’s exposure to concentrations of credit risk is limited.  The non-collection risk is reduced by the fact that accounts receivable are generated by numerous vendors and third-party providers.

During fiscal 2007, 2006 and 2005 the Company purchased approximately 98%, 83% and 87%, respectively, of the dollar volume of its branded prescription drugs from a single supplier, McKesson Corporation, with whom the Company has a long-term supply contract.

Vendor Allowances — The Company accounts for vendor allowances under the guidance provided by the Emerging Issues Task Force (“EITF”) Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor, and EITF Issue No. 03-10, Application of EITF Issue No. 02-16 by Resellers to Sales Incentives Offered to Consumers by Manufacturers.  Rebates and allowances received from vendors relate to either buying and merchandising or promoting the product.  Buying and merchandising rebates and allowances are recorded as a reduction of cost of goods sold as product is sold.  Rebates and allowances related to advertising are recorded as a reduction of advertising expense in selling, general and administrative expense as the advertising commitment has been satisfied.

Advertising — Advertising costs are expensed in the period the advertisement first takes place.  Advertising expenses, net of vendor funding, for fiscal 2007, 2006 and 2005 were $60,708, $54,408 and $36,162, respectively.

Foreign Currency Transactions — The gain or loss on foreign currency transactions includes those related to foreign currency contracts with Parent Company and the Canadian dollar denominated term loans due to the Parent Company.

Cash and Cash Equivalents — Cash and cash equivalents are defined as cash and highly liquid investments that have original maturities of less than three months.

Accounts Receivable — Accounts receivable consist primarily of amounts due from third-party providers (e.g., pharmacy benefit managers, insurance companies and governmental agencies) and vendors.  The Company has recorded an allowance for doubtful accounts of $36,591 and $43,197 as of June 2, 2007 and May 27, 2006, respectively.

Merchandise Inventory — Inventories are stated at the lower of cost or market using the last in, first out (“LIFO”) method.  At June 2, 2007 and May 27, 2006 inventories were $71,593 and $57,203, respectively, lower than the amounts that would have been reported using the first in, first out (“FIFO”) method.  The LIFO charge was $14,390, $38,747 and $18,456 for fiscal years 2007, 2006 and 2005, respectively.

Physical inventory counts are taken on a regular basis in each store and distribution center location to ensure that the amounts reflected in the financial statements are properly stated.  During the interim period between physical inventory counts, the Company accrues for anticipated physical inventory losses in the stores on a location-by-location basis based on historical results and current trends.

Store Pre-opening and Closing Costs — New store opening costs, other than capital expenditures, are charged directly to expense when incurred.  When the Company closes a store, the present value of estimated unrecoverable costs, including the remaining lease obligation and ancillary occupancy costs, less estimated sublease income and the book value of abandoned property and equipment are charged to expense.

Property and Equipment — Land, buildings and building improvements, leasehold improvements and equipment are stated at cost, net of accumulated depreciation and amortization.  Expenditures for maintenance and repairs are charged to operations as incurred.  Major improvements which extend the life or the efficiency of the property are capitalized.

Depreciation of property and equipment is calculated using the straight-line method based on their estimated economic useful lives.  Property and equipment and their estimated useful lives consist of the following:

Buildings and building improvements	12-31 years
Leasehold improvements	Term of the lease or useful life whichever is shorter
Equipment	3-7 years

The Company capitalizes application stage development costs for significant internally developed software projects.  These costs are amortized over a five-year period.

Goodwill and Intangible Assets — Goodwill and intangible assets with indefinite lives are not amortized but are evaluated for impairment at least annually.  No impairment was recorded during fiscal 2007, 2006 and 2005.

Intangible assets with finite lives are amortized, principally on the straight-line method, over their useful lives.  Intangible assets with finite lives consist primarily of prescription files, noncompete agreements, leasehold interests and loan issuance costs.  Prescription files are amortized over five to ten years.  Noncompete agreements are amortized over the terms of the agreements.  Leasehold interests are amortized over the remaining period of the lease terms, and loan issuance costs are amortized over the term of the related debt.

Leasehold Interests — Leasehold interests arise from the adjustment of assumed lease obligations to their fair market rate through purchase accounting.  For acquired lease obligations for which the rent exceeds the fair market rate, a leasehold interest liability is created and is included in other long-term liabilities.  An intangible asset is created when the fair market rate exceeds the rent in the acquired lease obligation.  Leasehold interests are amortized or accreted to income as a component of amortization expense over the lease term.

Deferred Income Taxes — Deferred income taxes are provided based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities.  Deferred tax expense (benefit) results from the net change during the reporting period in deferred tax assets and liabilities, net of the effect of acquisitions and dispositions.  Deferred tax assets include tax loss and credit carryforwards and are reduced by a valuation allowance if, based on available evidence, it is more likely than not that some portion of the deferred tax assets will not be realized.  Changes in valuation allowances from period to period are included in the tax provision in the period of change.

Other Long-Term Liabilities — Other long-term liabilities include deferred income, deferred lease obligations, leasehold interests and workers’ compensation and general liability reserves.

Deferred Income — The Company receives cash and other consideration from its vendors under certain exclusivity agreements.  These amounts are initially deferred and, if the purchase commitment has been met, recognized as a reduction in cost of goods sold as the related inventory is sold.

Deferred Lease Obligations — The Company conducts a significant part of its operations in leased premises and recognizes minimum rent starting when possession of the property is taken from the landlord, which normally includes a pre-opening period prior to the commencement of lease payments.  When a lease contains a predetermined fixed escalation of the minimum rent, the Company recognizes the related rent expense on a straight-line basis over the term of the lease and consequently, records the difference between the recognized rental expense and the amounts payable under the lease as deferred lease obligations, which is included in other long-term liabilities.

Lease payments that depend on factors that are not measurable at the inception of the lease, such as future sales volume, are contingent rentals and are excluded from minimum lease payments and included in the determination of total rental expense when the expense has been incurred and the amount is reasonably estimable.

Workers’ compensation and general liability: Workers’ compensation and general liability reserves are based on actuarially determined estimates of reported and incurred but not reported claims resulting from historical experience and current data.

Capital Leases — The Company leases a significant number of its store locations and certain equipment, principally photo equipment.  These leases are classified as either capital leases, operating leases or subleases, as appropriate.  Certain store properties have been capitalized in accordance with EITF Issue No. 97-10, The Effect of Lessee Involvement in Asset Construction, due to the Company’s involvement with the construction of the properties.  For those properties where the Company is considered the owner of the asset during the construction period, a sale and leaseback of the asset generally occurs when construction of the asset is complete and the lease term begins.  There were no amounts capitalized at June 2, 2007.  The amount capitalized at May 27, 2006 was $4,275 and was included in the current portion of long-term debt on the consolidated balance sheet.

Pre Acquisition Contingencies and Closed Store Reserves — The Company recognized certain pre-acquisition contingencies in the Eckerd Acquisition.  Adjustments to those contingencies, primarily the closed store obligations, are reflected in the statement of operations.

As part of the purchase price allocation in the Eckerd Acquisition, the Company also recognized the costs to exit certain activities of the Northern Operations under EITF Issue No. 95-3 Recognition of Liabilities in Connection with a Purchase Business Combination, primarily lease obligations for stores it intended to close.  Under EITF Issue No. 95-3, if the actual cost to satisfy the contractual obligation exceeds the amount initially accrued, the difference is reflected in the statement of operations.  If the actual cost is less than the amount initially accrued, the difference will be credited to goodwill.

Impairment of Long-Lived Assets — The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of these assets is determined by comparing the forecasted undiscounted net cash flows expected to be generated from utilizing these assets to their carrying amounts.  If the cash flows are not sufficient to recover the carrying amount of the assets, then impairment has occurred, and the long-lived assets are written down to their respective fair values.

Retirement Benefit Plans — The Company has a 401(k) employee savings plan (the “Plan”).  Under the terms of the Plan, eligible employees may contribute amounts up to 20% of their compensation, subject to certain limitations.  The Plan provides for Company-matching and/or profit-sharing contributions, depending on the Company’s profitability.  The Company contributed to the Plan $25,714, $22,593, and $17,472 for fiscal 2007, 2006 and 2005, respectively.

In fiscal 2006, certain Company executives were granted supplemental retirement benefits.  The expense recognized in fiscal 2007 and 2006 was $3,053 and $482, respectively.

Derivative Financial Instruments — Derivatives are recorded on the balance sheet as assets or liabilities and measured at fair value.  Changes in fair value are recognized in earnings unless the derivative qualifies for hedge accounting.

In fiscal 2005, the Company entered into foreign currency forward contracts with the Parent Company.  The fair value of these contracts is determined by reference to the exchange rate at period-end.  These contracts do not qualify for hedge accounting.  The gain recognized in fiscal 2007, 2006 and 2005 was $31,519 $130,650 and $76,681, respectively, and is recorded in foreign currency losses (gains) in the consolidated statement of operations.

Stock Options — Equity and related incentives issued to employees of the Company by the Parent Company are accounted for as if the transaction were a compensatory plan adopted by the Company with an offsetting contribution to capital.

Sales Tax Collected — Sales taxes collected from customers and remitted to various governmental agencies are presented on a net basis (excluded from revenues) in the consolidated statement of operations.

2.            NEW ACCOUNTING PRONOUNCEMENTS

Uncertainty in Income Taxes — In June 2006, the Financial Accounting Standards Board (“FASB”) issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.  This Interpretation establishes criteria for recognizing and measuring the financial statement tax effects of positions taken on a company’s tax return.  A two-step process is prescribed whereby the threshold for recognition is a more-likely-than-not test that the tax position will be sustained upon examination, based on the technical merits of the position, and the tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.  Only tax positions that meet the more-likely-than-not recognition threshold at the effective date may continue to be recognized upon adoption.  This Interpretation is effective for financial statements issued for fiscal years beginning after December 15, 2006.  The Company has not yet assessed the impact, if any, of adopting FIN 48.

Fair Value Measurements — In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements.  This standard establishes a standard definition for fair value, establishes a framework under generally accepted accounting principles for measuring fair value and expands disclosure requirements for fair value measurements.  This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.

Fair Value Option for Financial Assets and Financial Liabilities — In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.  SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value.  This standard is effective for financial statements issued for fiscal years beginning after November 15, 2007.

3.            BUSINESS ACQUISITION

On July 31, 2004, the Company acquired all of the stock of various indirect subsidiaries of J.C. Penney Company, Inc. operating a portion of the Eckerd drugstore business.  The acquired drugstore business is located in the northeastern, mid-Atlantic and southeastern United States.  The Northern Operations consist of over 1,500 retail stores, six distribution centers, the Eckerd corporate headquarters which was (located in Largo, Florida), the Eckerd trade name and other related assets.

The net cash purchase price, including transaction costs was $2,496,113.  The purchase price and costs associated with acquisition exceeded the estimated fair value of the net tangible assets acquired by $1,418,740.  The Company allocated the excess purchase price over the fair value of the net tangible assets acquired to prescription files, a finite-lived intangibles asset of $286,400, the Eckerd trade name, an indefinite-lived intangibles asset of $353,000 and goodwill of $779,340.  The acquired goodwill is not deductible for income tax purposes.  The estimated weighted-average useful life of the prescription files is 10 years.  The Northern Operations have been included in the Company’s results of operations from July 31, 2004.

During fiscal 2006, the Company finalized its purchase price allocation and increased goodwill by $9,621, decreased deferred income tax liabilities by $802 and decreased property and equipment by $10,423.

The final purchase price allocation was as follows:

Purchase Price Allocation

Net assets acquired:	$—
Accounts receivable	311,000
Merchandise inventory	1,211,900
Accounts payable	(541,200)
Other working capital items	(192,600)
Property and equipment	887,671
Leasehold interests	75,900
Intangible assets:
Trade name	353,000
Prescription files	286,400
Goodwill	779,340
Deferred income taxes	(424,998)
Liabilities for store closures	(148,700)
Other long-term liabilities	(105,900)

Net assets acquired — excluding cash	2,491,813

Cash	4,300

Net assets acquired	2,496,113

Cash consideration and acquisition costs	$2,496,113

4.             STORE CLOSINGS AND IMPAIRMENT CHARGES

The reserve for store lease exit costs includes the following activity:

	2007	2006	2005

Balance — beginning of year	$114,788	$143,468	$537
Assumed liabilities associated with the Eckerd Acquisition			148,700
Provision for present value of noncancelable lease payments	1,787	3,624	4,217
Changes in assumptions	1,554	10,721	6,291
Interest accretion	7,879	9,042	5,861
Cash payments — net of sublease income and settlements	(48,609)	(52,067)	(22,138)

Balance — end of year	$77,399	$114,788	$143,468

The reserve for store lease exit costs is classified within the consolidated balance sheets as follows:

	2007	2006

Accrued liabilities (Note 11)	$17,586	$42,427
Other long term liabilities (Note 14)	59,813	72,361

	$77,399	$114,788

During fiscal 2007, 2006 and 2005, the Company recorded charges of $1,787, $3,624, and $4,217, respectively, for stores to be closed or relocated under long-term leases.  These charges are recorded in selling, general and administrative expenses in the consolidated statement of operations.  In addition, the Company assumed the Eckerd liability for closed stores of $148,700 of which $49,387 was the fair value of the obligations for existing closed stores and $99,313 was accrued under EITF Issue 95-3.  The liability at June 2, 2007 of $77,399 will require future cash payments through 2028.

During fiscal 2007 and 2005, the Company revised its estimates regarding the timing and amount of expected sublease income associated with the closed stores and estimated settlement costs on terminated leases resulting in an increase to the reserve for store lease exit costs by $1,554 and $6,291, respectively.

During fiscal 2006, the Company agreed to settle certain lease obligations with the same lessor with whom the Company was in litigation.  The total agreed upon settlement was $20,000, of which $1,000 was paid in fiscal 2006, and the remaining $19,000 was paid in fiscal 2007.  During fiscal 2006, the Company increased the reserve for store lease exit costs by $10,721 primarily due to this settlement.

In fiscal 2007, 2006, and 2005, the Company recorded non-cash charges totaling $18,514, $4,798, and $1,112, respectively, for the impairment of long-lived assets.  These amounts include the write-down of long-lived assets at stores and distribution centers that were assessed for impairment because of management’s intention to relocate or close the store or because of changes in circumstances that indicate the carrying value of an asset may not be recoverable.

5.             RENTAL EXPENSE

	2007	2006	2005

Minimum rentals	$336,007	$327,405	$269,394
Contingent rentals	11,324	12,044	12,977
Less sublease rental income	(1,311)	(1,257)	(2,267)

	$346,020	$338,192	$280,104

6.             DEPRECIATION AND AMORTIZATION

	2007	2006	2005

Property and equipment	$168,322	$161,367	$140,590
Intangible assets	53,023	54,437	44,264

	$221,345	$215,804	$184,854

The amortization expense of assets under capital leases for fiscal 2007, 2006, and 2005 was $14,195, $9,052, and $7,336, respectively, and is included in the depreciation and amortization of property and equipment.

Interest accretion on the closed store reserve and unfavorable leasehold interests amortization are included in intangible assets amortization.

7.             FINANCING EXPENSES

	2007	2006	2005

Interest expense:
Interest on long-term debt due to affiliates	$278,974	$262,103	$199,818
Interest on advances due to affiliates		340	1,271
Interest on long-term debt — third party	6,452	6,736	2,489
Other — third party	4,152	5,513	5,070

Interest expense	$289,578	$274,692	$208,648

Interest income:
Interest income from affiliates	$(6,397)	$(4,702)	$(979)
Interest income — third party	(1,074)	(1,262)	(331)

Interest income	$(7,471)	$(5,964)	$(1,310)

Interest paid for fiscal 2007, 2006, and 2005 was $297,651, $253,670, and $131,372, respectively.  The Company capitalized $2,565, 562, and 230 of interest expense in fiscal 2007, 2006, and 2005, respectively.

8.             INCOME TAXES

Provision for income tax benefit for fiscal 2007, 2006, and 2005 was as follows:

	2007	2006	2005

Current provision:
Federal	$3,062	$(3,471)	$25,699
State	13,617	(12,387)	2,964

	16,679	(15,858)	28,663

Deferred provision:
Federal	(84,480)	(59,255)	(51,863)
State	(33,712)	(1,780)	(9,416)

	(118,192)	(61,035)	(61,279)

Total income tax benefit	$(101,513)	$(76,893)	$(32,616)

A reconciliation of the expected statutory income tax rate to the Company’s effective tax rate was as follows:

	2007	2006	2005

Expected federal statutory tax rate	35.0%	35.0%	35.0%
State rate — net	4.0	2.6	2.5
Other

Effective tax rate	39.0%	37.6%	37.5%

Income taxes paid, net of refunds, were $(200), $9,737, and $5,592 for fiscal 2007, 2006, and 2005, respectively.  Income taxes payable includes $23,650 and $11,371 of accruals for certain state contingencies at June 2, 2007 and May 27, 2006, respectively.

Deferred income tax assets and liabilities were as follows:

	June 2, 2007	May 27, 2006

Deferred income tax assets:
Accounts receivable	$32,312	$29,382
Current liabilities	66,947	72,059
Other long-term liabilities	69,204	83,187
Net operating losses	87,950	69,324
Interest carried forward	100,602	78,171
Valuation allowance on net operating losses	(28,307)	(30,838)
AMT credit	361

	329,069	301,285
Deferred income tax liabilities:
Inventories	200,794	211,996
Property and equipment	211,070	237,376
Intangible assets and goodwill	78,124	124,411
Other		6,613

	489,988	580,396

Deferred income tax assets (liabilities) — net	$(160,919)	$(279,111)

Deferred income tax assets and liabilities were allocated as follows:

	June 2, 2007	May 27, 2006

Current deferred income tax liability	$(101,535)	$(117,168)
Long-term deferred income tax liability	(59,384)	(161,943)

	$(160,919)	$(279,111)

At June 2, 2007, the Company had federal net operating loss carryforwards of $28,103, which will expire in 2026, and state net operating losses of $1,460,905 the majority of which will expire between fiscal 2012 and 2027.  As a result of the Eckerd acquisition, the utilization of certain state net operating losses may be subject to an annual limitation.  Realization of the Company’s federal and state net operating loss carryforwards is dependent on generating sufficient taxable income in the near term.  The Company has determined that it is more likely than not that certain state net operating loss carryforwards will not be utilized before they expire.  Accordingly, a valuation allowance of $28,307 has been recorded for a portion of the state operating loss carryforwards.  No valuation allowance has been provided on federal net operating loss carryforwards.

Based on the acquisition of the Company by Rite Aid Corporation (see Note 20), the above federal and state net operating losses may be subject to further annual limitations.

9.             PROPERTY AND EQUIPMENT

	June 2, 2007	May 27, 2006

Land	$138,699	$129,894
Buildings and building improvements	313,335	301,035
Leasehold improvements	393,053	390,205
Equipment	636,443	622,496
Capital leases — photo equipment and software	69,039	45,563
Construction in progress	48,464	41,665

	1,599,033	1,530,858

Accumulated depreciation and amortization	(563,481)	(416,960)

Property and equipment — net	$1,035,552	$1,113,898

The Company acquired assets under capital leases for an amount of $21,947 and $1,745 in fiscal 2007 and 2006, respectively.  The net book value of property and equipment under capital leases was $36,959 and $29,175 in fiscal 2007 and 2006, respectively.

10.          INTANGIBLE ASSETS

	June 2, 2007	Remaining Weighted Average Amortization Period	May 27, 2006	Remaining Weighted Average Amortization Period

Indefinite-lived — trade name	$353,000		$353,000
Definite-lived:
Prescription files	338,907	7 Years	337,818	8 Years
Leasehold interests and other intangible assets	118,863	7 Years	119,829	8 Years

Total cost	810,770		810,647

Accumulated amortization — prescription Files	(121,563)		(87,930)
Accumulated amortization — leasehold interests and other intangible assets
	(46,288)		(33,279)

Total accumulated amortization	(167,851)		(121,209)

Total intangible assets — net	$642,919		$689,438

Estimated amortization expense for intangible assets subject to amortization for the five fiscal years succeeding June 2, 2007, is as follows (excluding unfavorable leasehold amortization):

Estimated Amortization

2008	$44,610
2009	42,554
2010	39,898
2011	37,162
2012	35,692

11.          ACCRUED LIABILITIES

	June 2, 2007	May 27, 2006

Accrued wages, benefits and other personnel costs	$130,717	$89,416
Workers’ compensation and general liability	33,786	27,764
Sales, payroll and other taxes payable	28,691	46,467
Accrued interest	196	1,663
Deferred income	8,103	9,109
Liabilities for store closures	17,586	42,427
Accrued advertising expenses	8,265	9,652
Accrued rent	23,437	23,364
Other	45,488	69,505

	$296,269	$319,367

12.          RECEIVABLE FROM AND LIABILITIES DUE TO AFFILIATES

	June 2, 2007	May 27, 2006

Current receivable from affiliates:
Advance to the Parent Company, bearing interest at LIBOR plus 2.5% (7.875% at June 2, 2007) payable quarterly. Payment of principal based on mutual consent of both the Company and the Parent Company	$—	$40,000
Interest receivable from the Parent Company	469	418
Current portion of foreign currency forward contracts	18,793	15,211

Current receivable from affiliates	$19,262	$55,629

Long-term receivable from affiliates:
Advance to the Parent Company, payable no later than May 31, 2011, bearing interest at LIBOR plus 2.5% (7.875% at June 2, 2007).	$70,000	$70,000
Foreign currency forward contracts with the Parent Company, at fair value, for a notional amount of CAD $1,180,257 and USD $873,270 (2006 - CAD $1,277,056 and USD $945,534).	217,331	200,200

	287,331	270,200

Current portion of foreign currency forward contracts	18,793	15,211

Long-term receivable from affiliates	$268,538	$254,989

Current liabilities due to affiliates:
Current portion of long-term debt due to affiliates	$89,319	$87,426
Accrued interest on long-term debt due to affiliates	48,241	66,117
Accrued expenses due to affiliates	210	1,661

Current liabilities due to affiliates	$137,770	$155,204

	June 2, 2007	May27, 2006

Long-term debt due to affiliates:
Term loan facility denominated in Canadian dollars maturing on July 30, 2009, bearing interest at 7.35%, repayable by quarterly installments based on yearly tranches from 10% to 20% of the original loan balance.	$235,247	$286,266
Term loan facility denominated in Canadian dollars maturing on July 30, 2011, bearing interest at 7.85%, payable by quarterly installments based on yearly tranches from 1% to 2% of the original loan balance.	877,994	867,144
20,000 Preferred shares, non-voting, bearing a 9.375% cumulative dividend per annum payable semi-annually, not retractable, redeemable and not convertible into shares of any other class.	1,574,200	1,574,200

	June 2, 2007	May27, 2006

Advance from the Parent Company, bearing interest at LIBOR plus 2.5% (7.875% at June 2, 2007) payable quarterly. Payment of principal based on mutual consent of both the Company and the Parent Company.	469,000	377,000

	3,156,441	3,104,610

Current portion of long-term debt due to affiliates	89,319	87,426

Long-term debt due to affiliates	$3,067,122	$3,017,184

Following the balance sheet date, but prior to the purchase by the Rite Aid Corporation, the Company was subject to a restructuring transaction impacting the affiliate balances.  Refer to Note 19.

13.                              LONG-TERM DEBT

Credit Agreement — On July 30, 2004, the Parent Company and the Company entered into a credit agreement providing the Company with a credit facility that consists of a revolving loan, a swingline loan and letters of credit.  Under the terms of the agreement, the maximum available outstanding under each of the revolving loan, the swingline loan and the letters of credit is $325,000, $35,000, and $130,000 respectively, subject to an aggregate maximum of $325,000.  Borrowings under the credit agreement bear interest at (a) the higher of (i) the U.S. prime rate or (ii) the federal funds rate plus 0.5%, or (b) the LIBOR rate, plus a variable margin (ranging from 0.5% to 2.50%).  The variable margins are dependent on the achievement of certain financial ratios.

The credit agreement contains certain restrictive covenants including the achievement of various financial ratios.  At June 2, 2007, the Parent Company and the Company were in compliance with these covenants.  Subsequent to the acquisition of the Company by Rite Aid Corporation, this agreement was eliminated.

The credit agreement is secured by a first ranking security interest in substantially all of the Company’s assets and a first ranking pledge of the Company’s capital stock.

At June 2, 2007 and May 27, 2006 no amounts were outstanding under the revolving loan and the swingline loan.  The Company had outstanding letters of credit totaling $65,274, $70,433, and $67,424 in fiscal 2007, 2006, and 2005, respectively.

Capital Leases —

	June 2, 2007	May 27, 2006

Photo equipment and software capital leases bearing interest calculated at rates varying from 4.89% to 7.30% (4.89% to 5.75% as at May 27, 2006).	$22,359	$14,302
Current portion	10,971	9,040

Long-term debt	$11,388	$5,262

14.                              OTHER LONG-TERM LIABILITIES

	June 2, 2007	May 27, 2006

Deferred income	$7,123	$9,772
Deferred lease obligations	31,848	24,682
Leasehold interests	26,297	29,546
Workers’ compensation and general liability	66,236	64,533
Liabilities for store closures	59,813	72,361
Other	8,387	8,733

	$199,704	$209,627

15.                              PREFERRED STOCK

The Company has 3,000 shares of preferred stock outstanding, held by the Parent Company.  Dividends are cumulative and based on LIBOR, calculated once a year on the first business day of the fiscal year.  Dividends are payable from the Company’s funds when declared by the Board of Directors.  In the event of a voluntary or involuntary liquidation or dissolution of the Company, the holder of the preferred shares shall have priority over the holder of the common shares and be entitled to an amount equal to $2,050 per share, plus any cumulative unpaid dividends outstanding.  The preferred shareholder and the Company have the ability to put and call the preferred shares, respectively, at any time with proper notification.  The preferred shares would be redeemed by the Company based on the provisions outlined above.  There were no cumulative unpaid dividends outstanding at June 2, 2007, May 27, 2006 and May 28, 2005.

16.                              COMMITMENTS

The Company has commitments for photo equipment and software capital leases (see Note 14) and building and vehicle operating leases.  The Company also has commitments for the construction of buildings with contractors totaling $1,518 and agreements with suppliers to purchase inventory and services totaling $29,655.  Minimum payments payable over the next five years are as follows:

	Capital Leases	Operating Leases	Other Commercial Commitments

2008	$12,163	$344,590	$24,246
2009	9,969	329,790	6,002
2010	2,781	311,882	925
2011	115	292,986
2012		273,393
Thereafter		2,163,186

Total minimum lease payments under capital leases	25,028

Less amount representing interest	(2,669)

Present value of net minimum lease payments	$22,359

Total minimum rentals to be received under noncancelable subleases as of June 2, 2007 were $70,017.

17.                              CONTINGENCIES

Guarantees — On July 31, 2004, the Company acquired the shares of various indirect subsidiaries of J.C. Penney Company, Inc. (“Seller”) (see Note 3).  Pursuant to the stock purchase agreement, the Company agreed to enter into certain customary indemnification obligations in favor of the Seller.  The Company has agreed to indemnify the Seller for taxes, damages and certain liabilities related to the business acquired.  Certain portions of the Company’s indemnification obligations are capped at $350,000 while other provisions are not subject to such a limit.  Certain of the indemnification obligations survived the closing date of the acquisition until April 2006 and still others will survive until the expiration of the applicable statute of limitations.  The maximum amount of future payments cannot be estimated as it results from future events that cannot be predicted.  Accordingly, no provision has been recorded in the consolidated financial statements.

Certain debt agreements require the Company to indemnify the parties in the event of changes in elements such as withholding tax regulations.  The nature and scope of such indemnifications is contingent on future events, none of which can be foreseen as of June 2, 2007.  Also, the Company believes the structure of such transactions makes these events unlikely.  Accordingly, no provision has been recorded in the consolidated financial statements.

Contingencies — Various claims and legal proceedings have been initiated against the Company in the normal course of its operating activities.  Although the outcome of these proceedings cannot be determined with certainty, management estimates that any payments resulting from their outcome are not likely to have a substantial negative impact on the Company’s consolidated financial position, results of operations and cash flows.

18.                              RELATED-PARTY TRANSACTIONS

In fiscal 2007, 2006 and 2005 the Company was charged for software development activities and for management information systems maintenance and support provided by the Parent Company.  The total amount charged was $8,464, $11,093 and $5,515 of which $2,482, $3,964 and $3,210 was capitalized within property and equipment for fiscal 2007, 2006 and 2005, respectively.  In fiscal 2005, the Parent Company acquired transportation equipment included in assets held for sale for $8,000, which was settled through the intercompany account.

19.                              SUBSEQUENT EVENT

On August 23, 2006, the Parent Company and Rite Aid Corporation (“Rite Aid”) entered into a stock purchase agreement under which Rite Aid would acquire the Company for $2.3 billion in cash, subject to a working capital adjustment, and 250 million shares of Rite Aid common stock (the “Rite Aid transaction”).  The amounts due from and due to the Parent Company and the preferred stock held by the Parent Company were excluded from the Rite Aid transaction.  The Rite Aid transaction closed on June 4, 2007.

Following the balance sheet date, and prior to the Rite Aid transaction, a multi-step restructuring transaction occurred which involved the assignment of all rights to certain forward contracts by the Company to the Parent Company in exchange for the settlement of debt equal to the value of the forward contracts.  The Parent Company also contributed to the capital of the Company its right to receive the repurchase price and other rights with respect to Preferred Shares of JCG Holdings.  Remaining net inter-company obligations due to the Parent Company were ultimately contributed to the capital of the Company in exchange for no consideration.

As a result of the Rite Aid transaction certain capital projects were delayed, certain severance arrangements with affected employees were negotiated and several operating locations were required to be closed.  No adjustment has been made in these financial statements for any impairment which may result from the ultimate cancellations of those capital projects or closing of the store locations as the event of impairment occurred after June 2, 2007.  Additionally, obligations for severance benefits which were contingent upon the close of the Rite Aid transactions were not accrued.

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